                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                      FORM 8-K/A
                                   AMENDMENT NO. 1

                                    CURRENT REPORT


       PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   April 5, 1996


                          UNIVERSAL OUTDOOR HOLDINGS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE               33-82582              36-3766705
- --------------------------------- -----------  ---------------------------------
(STATE OR OTHER JURISDICTION      (COMMISSION  (IRS EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION) FILE NO.)



             321 NORTH CLARK STREET, SUITE 1010, CHICAGO, ILLINOIS 60610
                    REGISTRANT'S TELEPHONE NUMBER: (312) 644-8673

    Universal Outdoor Holdings, Inc., a Delaware corporation, hereby amends its report on Form 8-K dated April 5, 1996. The item numbers and responses thereto below are in accordance with the requirements of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial statements of businesses acquired.

    (b)  Pro forma financial information.

    (c)  Exhibits.

         27.1 Financial Data Schedule of AdSign, Inc.

         27.2 Financial Data Schedule of NOA Holding Company

                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       UNIVERSAL OUTDOOR HOLDINGS, INC.
                                       --------------------------------
                                            (Registrant)



June 17, 1996                               /s/ Brian T. Clingen
                                       ----------------------------------
                                       Brian T. Clingen
                                       Vice President and Chief Financial
                                       Officer

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
NOA Holding Company

    We have audited the accompanying consolidated balance sheets of NOA Holding Company as of May 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended May 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NOA Holding
Company as of May 31, 1994 and 1995 and the consolidated results of its operations and cash flows for each of the three years in the period ended May 31, 1995 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

                                          Minneapolis, Minnesota
                                          July 21, 1995

                              NOA HOLDING COMPANY
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                    MAY 31,
                                                                              --------------------
                                                                                1994       1995
                                                                              ---------  ---------



                                                     ASSETS
Current assets:
  Cash......................................................................  $   1,619  $   1,630
  Accounts receivable, net of allowance for doubtful accounts of $346,000 in
   1994 and $338,000 in 1995................................................      4,384      4,517
  Other receivables.........................................................        256        262
  Inventories...............................................................        267        282
  Current portion of prepaid leases.........................................      1,183      1,098
  Prepaid expenses..........................................................        390        274
  Other assets..............................................................        150         35
                                                                              ---------  ---------
      Total current assets..................................................      8,249      8,098
                                                                              ---------  ---------
Long-term portion of prepaid leases.........................................        312        509
Property and equipment, net (Note 3)........................................     23,562     22,357
Intangibles, net (Note 4)...................................................     17,505     12,374
                                                                              ---------  ---------
      Total assets..........................................................  $  49,628  $  43,338
                                                                              ---------  ---------
                                                                              ---------  ---------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................................  $     605  $     650
  Revolving credit..........................................................        200     --
  Accrued interest..........................................................        598        191
  Other accrued expenses....................................................      1,626      1,800
  Deferred revenue..........................................................        100         66
  Current portion of long-term debt.........................................      6,000        608
                                                                              ---------  ---------
      Total current liabilities.............................................      9,129      3,315
                                                                              ---------  ---------
Long-term debt (Note 5).....................................................     29,657     30,324
Other long-term liabilities.................................................        577        480
                               STOCKHOLDERS' EQUITY (NOTES 8 AND 9)
Preferred stock, par value $.10 per share:
  Authorized shares -- 1,000
  Issued shares -- 1,000....................................................     --         --
Class A common stock, par value $.01 per share:
  Authorized shares -- 200,000
  Issued shares -- 81,693.70 in 1994 and 72,919.94 in 1995..................          1          1
Class B common stock, par value $.01 per share:
  Authorized shares -- 25,000
  Issued shares -- 13,199.82 in 1994 and 6,172.16 in 1995...................     --         --
Additional paid-in capital..................................................     19,524     18,857
Retained deficit............................................................     (9,260)    (9,639)
                                                                              ---------  ---------
      Total stockholders' equity............................................     10,265      9,219
                                                                              ---------  ---------
      Total liabilities and stockholders' equity............................  $  49,628  $  43,338
                                                                              ---------  ---------
                                                                              ---------  ---------

                See notes to consolidated financial statements.

                              NOA HOLDING COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                YEAR ENDED MAY 31
                                                         -------------------------------
                                                           1993       1994       1995
                                                         ---------  ---------  ---------

Revenues...............................................  $  33,503  $  33,784  $  37,054
Less agency commissions and discounts..................      4,394      4,082      4,553
                                                         ---------  ---------  ---------
Net revenue............................................     29,109     29,702     32,501
Operating expenses:
  Production...........................................      6,876      6,466      6,472
  Real estate rental...................................      6,763      7,143      7,556
  Selling..............................................      2,364      2,773      2,545
  General and administrative...........................      4,951      5,294      5,388
  Depreciation and amortization........................      6,726      6,816      7,201
                                                         ---------  ---------  ---------
                                                            27,680     28,492     29,162
                                                         ---------  ---------  ---------
Operating profit.......................................      1,429      1,120      3,339
Interest...............................................      3,613      3,479      3,062
Gain on sale of assets.................................     --         --         --
                                                         ---------  ---------  ---------
Net income (loss) before income taxes..................     (2,184)    (2,269)       277
Income taxes...........................................     --         --         --
                                                         ---------  ---------  ---------
Net income (loss)......................................     (2,184)    (2,269)       277
Dividends on preferred stock...........................       (594)    --         --
                                                         ---------  ---------  ---------
Net income (loss) applicable to common shares..........  $  (2,778) $  (2,269) $     277
                                                         ---------  ---------  ---------
                                                         ---------  ---------  ---------

                See notes to consolidated financial statements.

                              NOA HOLDING COMPANY

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                          PREFERRED STOCK   CLASS A COMMON     CLASS B COMMON
                                                                STOCK              STOCK         ADDITIONAL
                                          ---------------  ----------------  ------------------   PAID-IN    RETAINED
                                          SHARES   AMOUNT   SHARES    AMOUNT   SHARES    AMOUNT   CAPITAL    DEFICIT
                                          ------   ------  ---------  -----  ----------  ------  ---------   --------
Balance at May 31, 1992.................  1,000    $--     81,693.70  $  1    13,199.82  $--     $19,228     $ (3,612)
  Dividends declared....................   --       --        --       --        --       --       --            (594)
  Net loss..............................   --       --        --       --        --       --       --          (2,184)
                                          ------   ------  ---------  -----  ----------  ------  ---------   --------
Balance at May 31, 1993.................  1,000     --     81,693.70     1    13,199.82   --      19,228       (6,390)
  Dividends declared....................   --       --        --       --        --       --       --            (305)
  Dividends in-kind.....................   --       --        --       --        --       --         296         (296)
  Net loss..............................   --       --        --       --        --       --       --          (2,269)
                                          ------   ------  ---------  -----  ----------  ------  ---------   --------
Balance at May 31, 1994.................  1,000     --     81,693.70     1    13,199.82   --      19,524       (9,260)
  Dividends in-kind.....................   --       --        --       --        --       --         961         (656)
  Proceeds from issuance of stock.......   --       --        --       --      3,852.63   --       --           --
  Stock redemptions relative to the sale
   of Pony Panels.......................   --       --     (7,599.32)  --     (9,754.26)  --      (1,372)       --
  Repurchases of stock..................   --       --     (1,174.44)  --     (1,126.03)  --        (270)       --
  Compensation expense on stock
   issuances............................   --       --        --       --        --       --          14        --
  Net income............................   --       --        --       --        --       --       --             277
                                          ------   ------  ---------  -----  ----------  ------  ---------   --------
Balance at May 31, 1995.................  1,000    $--     72,919.94  $  1     6,172.16  $  --   $18,857     $ (9,639)
                                          ------   ------  ---------  -----  ----------  ------  ---------   --------
                                          ------   ------  ---------  -----  ----------  ------  ---------   --------

                See notes to consolidated financial statements.

                              NOA HOLDING COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                  YEAR ENDED MAY 31
                                                           -------------------------------
                                                             1993       1994       1995
                                                           ---------  ---------  ---------

OPERATING ACTIVITIES
Net income (loss)........................................  $  (2,184) $  (2,269) $     277
Adjustments to reconcile to net cash provided by
 operating activities:
  Depreciation and amortization..........................      6,726      6,816      7,201
  Gain on sale of assets.................................     --         --         --
  Deferred tax provision.................................
  Barter revenue resulting from purchases of equipment...       (108)    --         --
  Stock compensation expense.............................     --         --             14
  Changes in operating assets and liabilities:
    Accounts receivable..................................       (444)       (57)      (320)
    Other current and noncurrent assets..................        (36)       628         98
    Accounts payable.....................................        191        144         45
    Accrued expenses, deferred revenue and other.........          5       (477)       (59)
                                                           ---------  ---------  ---------
Net cash provided by operating activities................      4,150      4,785      7,256
                                                           ---------  ---------  ---------
INVESTING ACTIVITIES
Capital expenditures for signs...........................       (928)    (1,459)    (1,636)
Proceeds from disposal of signs..........................        150        301         51
Other capital expenditures...............................     --           (242)      (338)
Proceeds from the sale of assets.........................     --         --            542
                                                           ---------  ---------  ---------
Net cash used in investing activities....................       (778)    (1,400)    (1,381)
                                                           ---------  ---------  ---------
FINANCING ACTIVITIES
Net borrowings from bank.................................     --            200     --
Dividends paid...........................................       (594)      (296)    --
Increase in preferred stock..............................     --         --         --
Principal payments of bank debt..........................     (3,100)    (3,043)    (5,157)
Payments to revise credit agreement......................     --         --           (669)
Principal payments on notes payable......................     --         --            (38)
                                                           ---------  ---------  ---------
Net cash used in financing activities....................     (3,694)    (3,139)    (5,864)
                                                           ---------  ---------  ---------
Net cash provided........................................       (322)       246         11
Cash at beginning at of period...........................      1,695      1,373      1,619
                                                           ---------  ---------  ---------
Cash at end of period....................................  $   1,373  $   1,619  $   1,630
                                                           ---------  ---------  ---------
                                                           ---------  ---------  ---------

    Supplemental schedule of noncash operating and investing activities:

       The Company sold the net assets of Pony Panels on August 31, 1994 as part of a stock redemption. The book value of the net assets sold totaled approximately $1,900,000.

       The  Company  incurred  long-term  obligations  of  $270,000  for   stock
       redemptions made during the year ended May 31, 1995.

       Purchases of equipment resulting from barter agreements totaled $108,000 for the year ended May 31, 1993. There were no such purchases in 1994 and 1995.

                See notes to consolidated financial statements.

                              NOA HOLDING COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The accompanying financial statements consolidate the accounts of NOA Holding Company (formerly McCarty Holding Company, Inc.) and its wholly-owned subsidiary, Naegele Outdoor Advertising Company. All intercompany transactions have been eliminated in consolidation.

    REVENUE RECOGNITION

    Advertising revenue is recognized monthly over the period in which advertisement displays are posted on the advertising structures. A full month's revenue is recognized in the first month of posting. The direct costs incurred to produce the related advertisements are expensed as incurred. Payments received in advance of billings are recorded as deferred revenue.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Maintenance, repairs and renewals, which neither materially add to the value of the property, nor appreciably prolong its life, are charged to expense as incurred.

    Depreciation of property and equipment is provided on declining balance and straight-line methods over useful lives of 3 to 25 years.

    INTANGIBLE ASSETS

    Intangibles assets are carried and are amortized on the straight-line method over useful lives of 5 to 40 years. Goodwill represents the cost of acquired businesses in excess of amounts assigned to tangible and intangible assets at the date of acquisition.

    INVENTORIES

    Inventories consist principally of supplies and are stated at lower of cost or market as determined on a first-in, first-out basis.

    INCOME TAXES

    Income taxes are computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes".

    BARTER TRANSACTIONS

    The Company occasionally enters into agreements to trade advertising space for goods or services. Prior to December 8, 1992, the Company did not record such arrangements as revenue unless the items bartered for were capital items. The impact on revenues and expense of barter transactions not recorded in fiscal 1993 was $164,000.

    RECLASSIFICATION

    Certain amounts previously reported in 1993 and 1994 have been reclassified to conform to the 1995 presentation.

                              NOA HOLDING COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  MAY 31, 1995

2.  ACQUISITIONS
    Effective   January  19,  1994,  the   Company  purchased  Atlantic  Outdoor
Advertising, Inc. for $1 million. The acquisition was recorded using the purchase method of accounting for business combinations.

3.  PROPERTY AND EQUIPMENT
    Property and equipment consisted of the following:

                                                                                           ESTIMATED
                                                                     1994       1995      USEFUL LIFE
                                                                   ---------  ---------  -------------
                                                                      (IN THOUSANDS)
Land.............................................................  $   1,235  $   1,294       --
Advertising structures...........................................     24,825     25,256       20 years
Buildings........................................................        491        491    10-25 years
Machinery and equipment..........................................      1,180      1,201        6 years
Office furniture and equipment...................................      1,896      1,865     5-10 years
Automobiles and trucks...........................................      1,045      1,124        5 years
Other............................................................        384        370     3-10 years
                                                                   ---------  ---------
                                                                      31,056     31,601
Less accumulated depreciation....................................      7,494      9,244
                                                                   ---------  ---------
                                                                   $  23,562  $  22,357
                                                                   ---------  ---------
                                                                   ---------  ---------

4.  INTANGIBLES
    The intangibles consisted of the following:

                                                                                             ESTIMATED
                                                                        1994       1995     USEFUL LIFE
                                                                      ---------  ---------  -----------
                                                                         (IN THOUSANDS)
Advertising site leases.............................................  $  22,760  $  21,762     7 years
Covenant not to compete.............................................      3,118      3,129     5 years
Goodwill............................................................      2,159      2,030    40 years
Loan costs..........................................................      2,028      2,697     6 years
Organization costs..................................................        506        503     5 years
                                                                      ---------  ---------
                                                                         30,571     30,121
Less accumulated amortization.......................................     13,066     17,747
                                                                      ---------  ---------
                                                                      $  17,505  $  12,374
                                                                      ---------  ---------
                                                                      ---------  ---------

    The advertising site leases and covenant not to compete were recorded as a result of an acquisition in May 1991. Their cost represents management's best estimate of the fair value at the date of acquisition. The loan costs represent fees paid to obtain a bank term loan and line of credit in 1991 and to refinance the term loan and line of credit in August 1994. In connection with the loan refinancing, the Company wrote-off approximately $1 million of unamortized loan costs. The organization costs are management's estimate of the portion of various fees paid which are allocable to this asset.

                              NOA HOLDING COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  MAY 31, 1995

5.  DEBT
    Long-term debt consists of the following at May 31:

                                                                           1994       1995
                                                                         ---------  ---------
                                                                            (IN THOUSANDS)
Revolving Credit Commitment under the Amended and Restated Credit
 Agreement dated August 31, 1994.......................................  $      --  $  30,700
Term loans under the Credit Agreement dated as of May 22, 1991.........     35,657     --
Revolving Credit Loan under the Credit Agreement dated as of May 22,
 1991..................................................................        200     --
Subordinated note payable, annual installments of $52 through July
 1997, plus quarterly interest payments at prime.......................         --        157
Subordinated notes payable, annual installments of $38 through March
 1997, plus quarterly interest payments at prime.......................         --         75
                                                                         ---------  ---------
                                                                            35,857     30,932
Less current portion...................................................      6,200        608
                                                                         ---------  ---------
                                                                         $  29,657  $  30,324
                                                                         ---------  ---------
                                                                         ---------  ---------

    The Company amended and restated its bank Credit Agreement on August 31, 1994 and established a Revolving Credit Commitment of up to $38,000,000 and an Acquisition Loan Commitment of up to $5,000,000. Both commitments decrease quarterly each fiscal year and terminate on February 28, 2001. The available Revolving Credit Commitment at May 31, 1995 was $32,800,000. At year end there were no borrowings against the $5,000,000 Acquisition Loan Commitment. As part of the Agreement, interest on the first $20,000,000 of debt is payable under an Interest Rate Protect Plan ("IPP"). The IPP provides for a fixed rate of 6.28% plus applicable margin (2.5% at May 31, 1995) for a period of three years and began August 5, 1994. The Amended and Restated Credit Agreement also enables the Company to borrow the remainder of the debt at a rate equal to either the Loan Interbank Offered Rate (LIBOR) plus 3.0% or at the Lending Agent's base rate plus 1.75%. In addition, the Company can realize lower borrowing rates if certain financial results are achieved. At May 31, 1995, the interest rate in effect was LIBOR plus 2.5%.

    The Company is obligated to pay loan commitment fees to the banks equal to one-half of 1% of the average daily unused portion of the commitments.

    The bank has issued a letter of credit to the Company's insurance carrier totaling $323,000 at the end of fiscal 1994 and 1995.

    All common shares of  the Company are pledged  as collateral for the  Credit
Agreement;   accordingly,  substantially   all  of  the   Company's  assets  are
effectively pledged as collateral.

    The Credit Agreement contains certain restrictive covenants which the Company must comply with on a continuing basis. The Company is restricted as to borrowings, dividend payments, acquisitions, stock repurchases, sales of assets and capital expenditures.

    During fiscal 1995, the Company entered into certain stock redemption agreements to repurchase 1,174.44 shares of Class A Common Stock and 1,126.03 shares of Class B Common Stock. As part of the agreements, the Company issued subordinated promissory notes totaling approximately $270,000.

    Total interest paid on all debt was $3,849,000, $3,528,000 and $3,468,000 for fiscal 1993, 1994 and 1995, respectively.

                              NOA HOLDING COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  MAY 31, 1995

5.  DEBT (CONTINUED)
    Aggregate annual maturities of long-term debt during the five-year period ending May 31, 2000 are (in thousands):

Year ending May 31:
  1996.............................................................  $     608
  1997.............................................................      4,365
  1998.............................................................      6,227
  1999.............................................................      7,600
  2000.............................................................      7,600

6.  INCOME TAXES
    At May 31, 1995, the Company had net operating loss carryforwards for federal income tax purposes of approximately $8.0 million. These carryforwards expire between May 31, 2006 and 2010. During the current fiscal year, the Company utilized approximately $625,000 of net operating loss carryforwards to offset current year taxable income.

    Components of deferred tax assets and liabilities are (in thousands):

                                                                             1994       1995
                                                                           ---------  ---------
                                                                              (IN THOUSANDS)
Deferred tax assets:
  Loss carryforward......................................................  $   3,403  $   3,145
  Accrued expenses.......................................................        249        207
  Loan cost amortization.................................................         --        343
                                                                           ---------  ---------
                                                                               3,652      3,695
Deferred tax liabilities:
  Depreciation...........................................................        857      1,090
  Bad debt allowance.....................................................         33         36
                                                                           ---------  ---------
                                                                                 890      1,126
                                                                           ---------  ---------
Net deferred tax assets before valuation allowance.......................      2,762      2,569
Less valuation allowance.................................................      2,762      2,569
                                                                           ---------  ---------
Net deferred tax assets..................................................  $      --  $      --
                                                                           ---------  ---------
                                                                           ---------  ---------

7.  EMPLOYEE BENEFIT PLAN
    The Company has a voluntary defined contribution 401(k) savings and retirement plan for the benefit of its nonunion employees who may contribute from 3% to 10% of their compensation. The Company has no obligation to contribute to the plan and made no contribution for fiscal 1993, 1994 and 1995.

8.  REDEEMABLE PREFERRED STOCK
    The preferred stock is redeemable, subject to certain restrictions, by the Company at a price equal to its value as carried on the financial statements. The Company also has the right to convert the preferred stock to debt at a rate of $1,000 principal of debt to $1,000 liquidation value of the preferred stock. The liquidation value of each of share of preferred stock is $7,699 and $8,660 at May 31, 1994 and 1995, respectively. After May 22, 2001, the preferred shareholders have the right to control the Board of Directors for the purpose of selling the Company.

                              NOA HOLDING COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  MAY 31, 1995

8.  REDEEMABLE PREFERRED STOCK (CONTINUED)
    Subject to certain bank restrictions, dividends on the preferred shares are payable semi-annually at the rate of 8% either in cash or in-kind payments which increase the liquidation value of the preferred stock. Should operating profits exceed certain targets, the dividend rate increases to 12%. The minimum targets for fiscal 1996 are $9,259 for each six month period.

9.  COMMON STOCK AND WARRANT
    The Class B common stock is entirely owned by key employees and officers. The ownership vests over a period of five years. In the event of a sale or liquidation of the Company, the Class A common stock has a 10% return preference over the Class B common stock.

    During fiscal 1995, the Company implemented a stock purchase plan for its key employees. Under the plan, 4,253 shares of Class B common stock will be granted to the employees at a purchase price of $.10 per share. The shares will vest over a five year period. Approximately 3,853 shares had been granted by May 31, 1995.

    Additionally, a warrant to purchase 5,000 shares of Class A common stock at $144.75 per share was outstanding at May 31, 1994 and 1995. The warrant expires on May 22, 2006 and has no voting rights.

10. SALES OF PONY PANELS
    Only July 22, 1994, the Company entered into an agreement with The McCarty Company ("McCarty") under which McCarty acquired all of the assets of the Pony Panels division (excluding cash) in exchange for McCarty's assumption of Pony Panel's liabilities, delivery of 7,599.32 shares of Class A Common Stock and 9,754.26 shares of Class B Common Stock of NOA Holding Company, and cash in the amount of $542.

11. COMMITMENTS AND CONTINGENCIES
    The City of Jacksonville, Florida has enacted a number of ordinances which would require the removal of outdoor advertising structures which are not located on federal aid primary and/or interstate highways. Management has vigorously contested the validity of these ordinances for the last four years. In March 1995, the Company reached a settlement with the City of Jacksonville and Capsigns, Inc. and has agreed to remove 711 billboards faces over a period of 20 years.

    The Company is also involved in litigation with various other municipalities and regulatory agencies as the result of condemnation proceedings and licensing and permit renewal disputes, which could result in the removal of advertising structures.

    Management believes, based upon the information currently available, that the settlement with the City of Jacksonville and Capsigns, Inc., along with the outcomes of the various actions described above, will not have a material adverse effect on the consolidated financial condition or results of operations of the Company.

    During fiscal 1995, the Company became a party to certain material litigation. The action alleges that a former billposting employee, while in the process of posting a billboard, fell to the ground (because the platform on which he was working gave way) and suffered significant injuries. It is alleged that these injuries have precluded him from seeking any gainful employment. This matter involves a significant level issue concerning the exclusive remedy provision of workers' compensation law in Minnesota. Minnesota law provides that an employer providing workers' compensation benefits is immune from tort liability. It is the Company's contention that, because the Company provided workers' compensation benefits to the former employee, the Company is entitled to tort immunity.

                              NOA HOLDING COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  MAY 31, 1995

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Plaintiff disputes the Company's interpretation of the law and argues that the tort suit can go forward. This matter was argued before a trial judge on February 28, 1995, who ruled in favor of the Plaintiff. An appeal to the Minnesota Court of Appeals is currently pending.

    The Plaintiff has also made a demand of approximately $4.9 million for lost wages and pain and suffering. An attempt to amend this complaint and state a claim for punitive damages has also been made. The Court has not yet acted on the amendment.

    At this time it is not possible to estimate the probable outcome of these actions and, accordingly, the Company has not established a reserve for the outcome of this litigation.

    The Company leases the facility in Minneapolis from the Company's preferred stockholder with annual rents of $480,000, exclusive of operating costs, which commenced May of 1993 and continues through May of 2001.

    The Company is required to make the following minimum operating lease payments for equipment and facilities under noncancelable lease agreements (in thousands):

Year ending May 31:
  1996.............................................................  $     552
  1997.............................................................        552
  1998.............................................................        552
  1999.............................................................        557
  2000.............................................................        557
  Thereafter.......................................................        704
                                                                     ---------
                                                                     $   3,474
                                                                     ---------
                                                                     ---------

    Rent expense for operating leases for the years ended May 31, 1993, 1994 and 1995 totaled $6,950,000, $6,837,000 and $7,268,000, respectively.

                          REPORT OF INDEPENDENT ACCOUNTANTS
                          ---------------------------------


To the Board of Directors of
Universal Outdoor Holdings, Inc.

We have audited the accompanying statement of revenues and direct expenses of Ad-Sign for the year ended December 31, 1995. This statement is the responsibility of the company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of revenues and direct expenses audited by us presents fairly, in all material respects, the revenues and direct expenses of Ad-Sign for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



PRICE WATERHOUSE LLP

June 14, 1996
Chicago, Illinois

                                       AD-SIGN

                      STATEMENT OF REVENUES AND DIRECT EXPENSES

                         FOR THE YEAR ENDED DECEMBER 31, 1995
                                (Dollars in thousands)



Gross revenues                               $2,804
Less agency commissions                         224
                                             ------
     Net revenues                             2,580
                                             ------
                                             ------

Direct expenses:
   Direct advertising expenses                  338
   General and administrative expenses          402
   Depreciation and amortization                454
                                             ------
                                              1,194
                                             ------
Operating income                             $1,386
                                             ------
                                             ------


       See accompanying notes to the statement of revenues and direct expenses.

                                       AD-SIGN

                NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES

                         FOR THE YEAR ENDED DECEMBER 31, 1995


NOTE 1 - BASIS OF PRESENTATION AND DESCRIPTION OF THE BUSINESS:

The Statement of Revenues and Direct Expenses for the year ended December 31, 1995 presents revenues from contracts for the 160 advertising display faces acquired from Ad-Sign, Inc. by Universal Outdoor Holdings, Inc. (Universal) in the first quarter of 1996. This financial statement excludes operating expenses which are not directly related to the assets acquired by Universal. Although Universal only acquired certain assets of Ad-Sign, Inc., this acquisition meets the criteria for a "business acquired" in accordance with Regulation S-X, Rule 3-05 of the Securities Exchange Act of 1934.

Ad-Sign is an outdoor advertising company which owns and operates outdoor advertising display faces principally in Chicago, Illinois. Ad-Sign sells outdoor advertising space to national, regional and local advertisers.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

The preparation of the statement of revenues and direct expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. The significant accounting policies used in the preparation of these financial statements are as follows.

REVENUES AND DIRECT EXPENSES

Advertising revenues are generated from contracts with advertisers generally covering periods of one to twelve months. Ad-Sign recognizes revenues ratably over the contract term and defers customer prepayment of advertising fees.
Costs incurred for the production of outdoor advertising displays are recognized in the initial month of the contract or as incurred during the contract period.

PREPAID LAND RENTS

Most of Ad-Sign's outdoor advertising structures are located on leased land. Land rents are typically paid in advance for periods ranging from one to twelve months. Prepaid land rents are expenses ratably over the related rental term.

NOTE 3 - SUBSEQUENT EVENT:


In the first quarter of 1996, Ad-Sign, Inc. entered into an asset purchase agreement with Universal Outdoor Holdings, Inc. Under this agreement, Universal purchased 160 advertising display faces in the Chicago market for $12.5 million.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                UNIVERSAL                                 PRO FORMA
                                                 OUTDOOR      AD-SIGN,       NOA    ----------------------
                                                HOLDINGS,     INC. AND     HOLDING  ACQUISITION
                                                  INC.      IMAGE MEDIA    COMPANY  ADJUSTMENTS   COMBINED
                                                ---------   ------------   -------  -----------   --------
Revenues......................................   $38,101       $3,616      $28,364  $ --          $70,081
Less -- commissions and discounts.............     3,953          249       3,516     --            7,718
                                                ---------   ------------   -------  -----------   --------
                                                  34,148        3,367      24,848     --           62,363
                                                ---------   ------------   -------  -----------   --------
Operating expenses:
  Direct cost of revenue......................    12,864        1,286      10,285     --           24,435
  General and administrative..................     4,645          402       5,378    (2,500)(c)     7,925
  Depreciation and amortization...............     7,402          640       4,341     3,260(a)     15,643
                                                ---------   ------------   -------  -----------   --------
                                                  24,911        2,328      20,004       760        48,003
                                                ---------   ------------   -------  -----------   --------
Operating income (loss).......................     9,237        1,039       4,844      (760)       14,360
                                                ---------   ------------   -------  -----------   --------
Other expense:................................
  Interest....................................    12,894       --           2,503     3,569(b)     18,966
  Other.......................................        46       --            --       --               46
                                                ---------   ------------   -------  -----------   --------
                                                  12,940       --           2,503     3,569        19,012
                                                ---------   ------------   -------  -----------   --------
Net income (loss).............................   $(3,703)      $1,039      $2,341   $(4,329)      $(4,652)
                                                ---------   ------------   -------  -----------   --------
                                                ---------   ------------   -------  -----------   --------

     See accompanying notes to pro forma combined statements of operations.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                UNIVERSAL                                 PRO FORMA
                                                 OUTDOOR      AD-SIGN,       NOA    ----------------------
                                                HOLDINGS,     INC. AND     HOLDING  ACQUISITION
                                                  INC.      IMAGE MEDIA    COMPANY  ADJUSTMENTS   COMBINED
                                                ---------   ------------   -------  -----------   --------
Revenues......................................   $ 9,332       $  904      $6,633   $ --          $16,869
Less -- commissions and discounts.............       905           62         801     --            1,768
                                                ---------       -----      -------  -----------   --------
                                                   8,427          842       5,832     --           15,101
                                                ---------       -----      -------  -----------   --------
Operating expenses:
  Direct cost of revenue......................     3,571          322       2,616     --            6,509
  General and administrative..................     1,227          100       1,459      (676)(c)     2,110
  Depreciation and amortization...............     2,032          160       1,053       815(a)      4,060
                                                ---------       -----      -------  -----------   --------
                                                   6,830          582       5,128       139        12,679
                                                ---------       -----      -------  -----------   --------
Operating income (loss).......................     1,597          260         704      (139)        2,422
                                                ---------       -----      -------  -----------   --------
Other expense:................................
  Interest....................................     3,594       --             468       863(b)      4,925
  Other.......................................        10       --            --       --               10
                                                ---------       -----      -------  -----------   --------
                                                   3,604       --             468       863         4,935
                                                ---------       -----      -------  -----------   --------
Net income (loss).............................   $(2,007)      $  260      $  236   $(1,002)      $(2,513)
                                                ---------       -----      -------  -----------   --------
                                                ---------       -----      -------  -----------   --------

                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                UNIVERSAL                                 PRO FORMA
                                                 OUTDOOR      AD-SIGN,       NOA    ----------------------
                                                HOLDINGS,     INC. AND     HOLDING  ACQUISITION
                                                  INC.      IMAGE MEDIA    COMPANY  ADJUSTMENTS   COMBINED
                                                ---------   ------------   -------  -----------   --------
Revenues......................................   $ 8,025       $  904      $6,283   $ --          $15,212
Less -- commissions and discounts.............       789           62         790     --            1,641
                                                ---------       -----      -------  -----------   --------
                                                   7,236          842       5,493     --           13,571
                                                ---------       -----      -------  -----------   --------
Operating expenses:
  Direct cost of revenue......................     3,108          321       2,520     --            5,949
  General and administrative..................     1,072          101       1,375      (625)(c)     1,923
  Depreciation and amortization...............     1,737          160       1,009       815(a)      3,721
                                                ---------       -----      -------  -----------   --------
                                                   5,917          582       4,904       190        11,593
                                                ---------       -----      -------  -----------   --------
Operating income (loss).......................     1,319          260         589      (190)        1,978
                                                ---------       -----      -------  -----------   --------
Other expense:................................
  Interest....................................     3,087       --             707       811(b)      4,605
  Other.......................................        10       --            --       --               10
                                                ---------       -----      -------  -----------   --------
                                                   3,097       --             707       811         4,615
                                                ---------       -----      -------  -----------   --------
Net income (loss).............................   $(1,778)      $  260      $ (118 ) $(1,001)      $(2,637)
                                                ---------       -----      -------  -----------   --------
                                                ---------       -----      -------  -----------   --------

     See accompanying notes to pro forma combined statements of operations.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
              NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS

NOTE 1 -- BASIS OF PRESENTATION

    The unaudited pro forma combined statements of operations give effect to the acquisition by Universal Outdoor Holdings, Inc. of the capital stock of NOA Holding Company in a transaction to be accounted for as a purchase. These statements are based on the individual statements of operations of Universal Outdoor Holdings, Inc., NOA Holding Company, Ad-Sign, Inc. and Image Media and combine their results of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 and 1995 as if the acquisitions occurred as of the beginning of the periods presented. The historical statement of operations of NOA Holding Company excludes the results of operations of the Memphis and Youngstown markets which were sold in November of 1995, as well as the gain on the sale of those operations.

    No income taxes have been reflected in the statements of operations  because
(a) available net operating loss carryforwards of Universal Outdoor Holdings, Inc. previously have been fully offset with a valuation allowance, and (b) the income taxes recorded by NOA Holding Company have been eliminated as they relate principally to the gain from the sale of the Memphis and Youngstown operations.

NOTE 2 -- PRO FORMA ADJUSTMENTS

    The pro forma combined statements of operations have been prepared to reflect (a) the acquisition of NOA Holding Company by Universal Outdoor Holdings, Inc. for an aggregate purchase price of $85 million plus related acquisition fees of $5 million, (b) the financing of such acquisition by bank borrowings of $60 million and the issuance of $30 million of common shares to an investor group, and (c) the utilization of the proceeds to the Company of the public equity offering to redeem $10 million of 14% Senior Secured Discount Notes due 2004 and repay $35 million of 8.25% bank borrowings. Pro Forma adjustments have been made to reflect:

    (a) Additional annual depreciation of $3.9 million resulting from the increased basis of $45 million and $13.6 million in property and equipment acquired, based on estimated useful lives of 15 years from NOA Holding Company and Ad-Sign, Inc. and Image Media, respectively.

    (b) Annual interest charges of $4,950,000 on $60 million of 8.25% bank borrowings issued in connection with the acquisition, less interest eliminated on NOA Holding Company debt not assumed in the acquisition and annual interest charges of $1,122,000 on $13.6 million of 8.25% bank borrowings issued in connection with the acquisition of Ad-Sign, Inc. and Image Media.

    (c) Elimination of certain duplicate corporate expenses of NOA Holding Company, principally relating to employee costs and costs relating to other corporate activities. Such expenses were eliminated by the company upon completion of the acquisition.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.

                        PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                  UNIVERSAL                         PRO FORMA
                                   OUTDOOR                 ----------------------------
                                  HOLDINGS,   NOA HOLDING    ACQUISITION
                                    INC.        COMPANY      ADJUSTMENTS     COMBINED
                                 -----------  -----------  ---------------  -----------
Current assets.................   $   7,566    $   6,830   $     --         $    14,396
Property and equipment.........      69,266       14,421       45,000 (c)       128,687
Other assets...................       7,915        5,715       21,250 (c)        34,880
                                 -----------  -----------  ---------------  -----------
    Total assets...............  $   84,747   $   26,966   $    66,250      $   177,963
                                 -----------  -----------  ---------------  -----------
                                 -----------  -----------  ---------------  -----------
Current liabilities............  $    5,032   $    2,694   $                $     7,726
Long-term debt.................     120,248        5,163        60,000 (a)      180,248
                                                                (5,163)(b)
Other noncurrent liabilities...      --              521       --                   521
                                 -----------  -----------  ---------------  -----------
    Total liabilities..........     125,280        8,378        54,837          188,495
Stockholders' equity
 (deficit).....................     (40,533)      18,588        30,000 (a)      (10,532)
                                                               (18,587)(b)
                                 -----------  -----------  ---------------  -----------
Total liabilities and
 stockholders' equity..........  $   84,747   $   26,966   $    66,250      $   177,963
                                 -----------  -----------  ---------------  -----------
                                 -----------  -----------  ---------------  -----------

           See accompanying note to pro forma combined balance sheet.

                    NOTE TO PRO FORMA COMBINED BALANCE SHEET

    The pro forma combined balance sheet has been prepared to reflect (a) the acquisition of NOA Holding Company by Universal Outdoor Holdings, Inc. for an aggregate purchase price of $85 million plus related acquisition fees and expenses of $5 million and (b) the repayment of debt related to the financing of the acquisition from the proceeds of sale of common shares. Pro forma adjustments have been made to reflect:

    (a) Bank borrowings of $60 million at 8.25% and issuance of $30 million of common stock,

    (b) The elimination of the stockholders' equity accounts and debt of NOA Holding Company, and

    (c) The recording of the net assets of NOA Holding Company at estimated fair value at the acquisition date.

                                   LIST OF EXHIBITS

Exhibit                                                    Page
- -------                                                    ----

27.1          Financial Data Schedule of AdSign, Inc.

27.2          Financial Data Schedule of NOA Holding Company